UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 14, 2024
ROLLINS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-4422	51-0068479
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2170 Piedmont Road, N.E., Atlanta, Georgia 30324
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code: (404) 888-2000
Not Applicable
(Former name of former address, if changes since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 Par Value Per Share	ROL	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.02. Results of Operations and Financial Condition.
On February 14, 2024, Rollins, Inc. issued a press release announcing its unaudited financial results for the fourth quarter ended December 31, 2023. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information in this Item 2.02, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such a filing or document.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release Dated February 14, 2024
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Rollins, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ROLLINS, INC.

Date: February 14, 2024	By:	/s/ Kenneth D. Krause
	Name:	Kenneth D. Krause
	Title:	Executive Vice President, Chief Financial Officer and Treasurer
(Principal Financial Officer)